U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                 INDIGINET, INC.
             (Exact name of registrant as specified in its charter)

          Florida                         4813                   65-0972865
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

 5000 Birch Street, Suite 3000, Newport Beach, California 92660; (949) 476-3711
  (Address and telephone number of Registrant's principal executive offices and principal place of business)

                 EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004
  NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR 2004
                            (Full title of the Plans)

   Mark Ellis, 5000 Birch Street, Suite 3000, Newport Beach, California 92660
                     (Name and address of agent for service)

                                 (949) 476-3711
          (Telephone number, including area code, of agent for service)


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              DEREGISTRATION OF 493,000,000 SHARES OF COMMON STOCK


     This Post-Effective Amendment No. 1 to the Registration Statement No. 333-114157 on Form S-8 filed on April 2, 2004 by Indiginet, Inc. is filed to deregister 493,000,000 shares of the common stock of the registrant.

     Accordingly, pursuant to this Post-Effective Amendment No. 1, the registrant hereby deregisters 493,000,000 shares of its common stock which were previously registered under the Registration Statement, but were never issued.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on July 12, 2004.

                                                   INDIGINET, INC.


                                                   By  /s/  Mark Ellis
                                                     ---------------------------
                                                     Mark Ellis, President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                     Title                     Date
------------------------  -------------------------------   -------------

/s/  Mark Ellis           President, Secretary, Treasurer   July 12, 2004
------------------------           and Director
   Mark Ellis



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